EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION



         This Agreement and Plan of Reorganization (the "Agreement") is entered into effective as of March 4, 1997 by and among Capital Media Group Limited, a Nevada corporation ("CMG"); Unimedia S.A., a company organized under the laws of the Republic of France, Company No. RCS Paris B 401 988 308 ("Unimedia"); and those holders of Unimedia securities listed on the signature page hereof (sometimes hereinafter collectively referred to as the "Unimedia Shareholders"). Certain other capitalized terms used herein are defined in Article XI.


                                    RECITALS


         The Boards of Directors of CMG and the Conseil de Surveillance of Unimedia have determined that it is in the best interests of their respective shareholders for CMG to acquire all or substantially all (but not less than 90%) of the issued and outstanding equity interests in Unimedia upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, the parties have agreed, subject to the terms and conditions set forth in this Agreement, that CMG will acquire from the Unimedia Principal Shareholders, who are identified on Exhibit "A" (the "Unimedia Principal Shareholders") and from the other securities holders of Unimedia, who are identified on Exhibit "B" and who execute this Agreement (the "Other Unimedia Shareholders") not less than 90% of the issued and outstanding capital stock, options and warrants of Unimedia, in a share exchange, as a result of which, Unimedia will become a subsidiary of CMG, and each of the Unimedia Principal Shareholders and the Other Unimedia Shareholders (collectively, the "Unimedia Shareholders") who participate in the exchange will be issued shares of CMG Common Stock (as defined below), and CMG Warrants (if applicable) in exchange for their issued and outstanding equity interests, convertible securities, warrants and options of Unimedia.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


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                                    ARTICLE I

                               THE SHARE EXCHANGE

         1.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), CMG shall acquire from the Unimedia Shareholders not less than 90% of the issued and outstanding shares of capital stock and derivative securities (including convertible securities, options and warrants) of Unimedia (including all shares owned, directly or indirectly, by Unimedia's officers, directors and management) in a share exchange (the "Share Exchange"). As a result of the Share Exchange, Unimedia shall become a 90% or moreowned subsidiary of CMG.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Share Exchange (the "Closing") shall take place at 10:00 a.m. on March 31, 1997, at the offices of CMG in London, England, or such other time and place as the parties may otherwise agree. The time of the exchange of shares referred to herein shall be referred to as the "Effective Date" or the "Effective Time."

         1.3 EXCHANGE OF SECURITIES. At the Effective Time, CMG will issue an aggregate of 13,608,885 shares of its authorized but unissued common stock, $0.001 par value per share of CMG ("CMG Common Stock" or "Common Stock"), to the Unimedia Shareholders identified in SCHEDULE 1.3(a) in exchange for all of the outstanding securities of Unimedia, all as more particularly set forth in the schedule. If less than all of Unimedia outstanding securities are exchanged in the Share Exchange, than a proportionately lower number of shares of CMG Common Stock will be issued in the Share Exchange. For example, if 90% of Unimedia's outstanding securities are exchanged in the Share Exchange, then CMG would issue 12,247,996 shares of CMG Common Stock in the Share Exchange, as opposed to the number of shares set forth above.

         Additionally, at the present time CMG has common stock purchase warrants outstanding to purchase an aggregate of 9,533,328 shares of its authorized but unissued Common Stock (the "Warrants"). CMG has advised Unimedia that it plans to request in the near future that the holders of its Warrants exchange their Warrants for the immediate issuance, without further consideration, of a proscribed number of shares of CMG's Common Stock. The terms of such Warrant-for-share of CMG Common Stock exchange have not yet been determined and are subject to compliance with all applicable laws. CMG agrees that upon the completion of its Warrant exercise program, it will promptly issue to the Unimedia Shareholders, for no additional consideration, an additional number of shares of CMG Common Stock (and warrants to purchase CMG Common Stock, to the extent that one or more CMG warrant holders do not exchange all or a portion of their Warrants) such that when added to the shares of CMG Common Stock outstanding on the Effective Date will allow the Unimedia Shareholders to maintain the percentage ownership of CMG as set forth herein (on a fully diluted basis, but excluding from this computation any additional shares of Common Stock issued by CMG after the Effective Date unrelated to CMG's Warrant exchange program). Any warrants issued to the Unimedia Shareholders hereunder will be in the same form as the form of the CMG

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Warrants currently outstanding and the exercise price(s) of the warrants to be issued to the Unimedia Shareholders will be proportional to the exercise prices of the Warrants that remain outstanding after the Warrant exchange program referred to in Section 1.3.

         1.4 ISSUANCE OF CMG COMMON STOCK; DELIVERY OF CERTIFICATES. At the Effective Time, CMG shall issue to each Unimedia Shareholder the shares of CMG Common Stock issuable pursuant to SECTION 1.3, registered in the name of such shareholder based on the number of shares of capital stock of Unimedia, owned by such shareholder on the Effective Date as set forth on SCHEDULES 1.3 AND 3.5 and CMG shall deliver to each such holder one or more certificates evidencing such shares of CMG Common Stock. The shares of CMG Common Stock, issuable by CMG in the Share Exchange are sometimes referred to herein as the "CMG Shares."

         Additionally, when the CMG warrant-for-share exchange program described in Section 1.3 is completed, CMG will promptly issue to each Unimedia Shareholder such additional number of shares of CMG Common Stock (and, if applicable, such number of warrants to purchase shares of CMG Common Stock) based upon such holders proportionate interest in the Unimedia securities, as set forth on SCHEDULES 1.3 AND 3.5 and CMG shall deliver to each such holder one or more certificates evidencing such shares of CMG Common Stock (and, if applicable, warrants).

         1.5 POSSIBLE ACQUISITION OF PIXEL MULTIMEDIA, LTD. The parties acknowledge that CMG is negotiating to acquire the outstanding securities of Pixel Multimedia, Ltd. ("Pixel") in exchange for 2.9 million shares of authorized, but unissued CMG Common Stock (the "Pixel Exchange"). At the closing of the transaction contemplated by this Agreement, the Unimedia Shareholders (if all of the shares are exchanged in the Share Exchange) will own 35.5% of the to-be-outstanding shares of CMG at that date (33.0%, assuming the acquisition of Pixel occurs). CMG agrees that it will not complete an exchange of shares with Pixel unless the Share Exchange contemplated by this Agreement has occurred.

         If the Pixel Exchange occurs, then the percentage of the additional securities issued to the Unimedia Shareholders pursuant to the second paragraph of Section 1.3 (shares of CMG Common Stock and, if applicable, warrants to purchase shares of CMG Common Stock) will be increased from 35.5% of the additional securities issued to 40.0% of the additional securities issued.

         1.6 POSSIBLE ACQUISITION OF AONIX, INC. FROM THOMPSON. The parties acknowledge that Unimedia has entered into a non binding letter of intent with Thompson, S.A. ("Thompson") to acquire the outstanding securities of Aonix, Inc. ("Aonix"). CMG agrees that it will not seek to negotiate a transaction with Thompson regarding the acquisition of Aonix unless the Share Exchange contemplated by this Agreement has occurred.

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                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF CMG

         As a material inducement to Unimedia and to each of the Unimedia Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, CMG makes the following representations and warranties to each of Unimedia and the Unimedia Shareholders:

         2.1 CORPORATE STATUS. CMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the CMG Subsidiaries is a company organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each of CMG and the CMG Subsidiaries has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of CMG and the CMG Subsidiaries is legally qualified to transact business in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of CMG or any of the CMG Subsidiaries.

         2.2 CORPORATE POWER AND AUTHORITY. CMG has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. CMG has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by CMG and constitutes the legal, valid and binding obligation of CMG, enforceable against CMG in accordance with its terms.

         2.4 CMG COMMON STOCK. Upon consummation of the Share Exchange and the issuance and delivery of certificates representing the CMG Shares to the Unimedia Shareholders, and upon the further issuance of shares of CMG Common Stock and warrants, if any, to purchase CMG Common Stock under Section 1.3 of this Agreement, the CMG Shares (and CMG Warrants, if CMG Warrants are issued to the Unimedia Shareholders), issued to the Unimedia Shareholders in accordance with this Agreement, upon exercise and payment in accordance with their terms, will be validly issued, fully paid and non-assessable securities of CMG, free and clear of all liens and encumbrances.

         2.5 NO COMMISSIONS. CMG has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

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         2.6 CAPITALIZATION. The authorized capital stock of CMG consists of
50,000,000 shares of CMG Common Stock and 5,000,000 shares of $.001 par value preferred stock ("CMG Preferred Stock"). As of the date of this Agreement, 24,763,328 shares of CMG Common Stock (which includes the 12.0 million shares of CMG Common Stock which were issued by CMG in February 1997 upon completion by CMG of its private placement of securities on the terms described in the Memorandum) were validly issued and outstanding, fully paid and nonassessable, were issued in compliance with all applicable securities laws, and were not issued in violation or rights of first refusal of any preemptive rights and no shares of CMG Preferred Stock were issued and outstanding. Except as listed in
SCHEDULE 2.6 or in the CMG Reports, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, exchange rights or other agreements of commitments of any level that could require CMG to issue or sell any of its capital stock (or securities convertible into exchangeable for its capital stock).

         2.7 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by CMG, nor the performance by CMG of its obligations hereunder, nor the consummation by CMG of the transactions contemplated by this Agreement, will (a) contravene any provision of the certificate of incorporation, as amended, of CMG; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against CMG or any of the CMG Subsidiaries except for such violations which individually, or in the aggregate, will not have a Material Adverse Effect on CMG or any CMG Subsidiary; (c) conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time, or the giving of notice or both, constitute a default) under or give rise to a right to terminate, amend, modify, or abandon, or accelerate any contract which is applicable against CMG or any CMG Subsidiary except for conflicts, breaches, and defaults which individually or in the aggregate will not have a Material Adverse Effect on CMG or any CMG Subsidiary;
(d) result in the creation or imposition of any lien upon or with respect to any of the properties or assets of CMG or any CMG Subsidiary; or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person, except (i) pursuant to the Exchange Act and the Securities Act, (ii) filings required under other applicable securities laws, (iii) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on CMG or any of the CMG Subsidiaries nor restrict CMG's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, or
(v) any filings required to be made by Unimedia and/or by the Unimedia Shareholders. CMG has advised Unimedia that after the Closing it must advise the German media authorities that it has sold more than 5% of its outstanding shares in the Share Exchange and that the German media authorities have the right to approve the new investors. CMG represents and warrants that it has no reason to believe that the issuance of the shares of CMG Common Stock to the Unimedia Shareholders in the Share Exchange will not be, as required, approved, post closing, by the German media authorities.

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         2.8 REPORTS. Within the last two (2) years, except where failure to have done so did and would not have a Material Adverse Effect on CMG, CMG and the CMG Subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the SEC under the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements. CMG has furnished to Unimedia and to the Unimedia Principal Shareholders copies of CMG's Annual Report on Form 10-KSB for the 1995 fiscal year (the "Form 10-KSB"), CMG's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (the "Form 10-QSB"), as well a copy of CMG's Private Placement Memorandum, dated January 13, 1997, as supplemented on January 31, 1997 (collectively, the "Memorandum"), and with respect to filings with the SEC after the date of this Agreement until the Effective Date, will promptly furnish to Unimedia and make available to the Unimedia Shareholders, copies of each of the filings made with the SEC during such period. The Form 10- KSB, the Form 10-QSB and the Memorandum are defined herein as the "CMG Reports." Copies of the CMG Reports will be provided to all of the Other Unimedia Shareholders after the date of this Agreement but prior to such shareholders' execution of this Agreement. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the CMG Reports complied, or, with respect to CMG Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to CMG Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 RECORDS OF CMG. The copies of the articles of incorporation and bylaws of CMG and the CMG Subsidiaries which will be made available to Unimedia are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books of CMG and the CMG Subsidiaries contain the true signatures of the persons purporting to have signed them, and such minute books contain a substantially complete and accurate record of all actions of the shareholders and directors (and any committees thereof) of CMG and the CMG Subsidiaries. All material actions taken by CMG have been duly authorized or ratified. All accounts, books, ledgers and official and other records of CMG and the CMG Subsidiaries have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

         2.10 SUBSIDIARIES. Except as set forth on SCHEDULE 2.10 or in the CMG Reports, CMG does not own, directly or indirectly, any outstanding securities of or other interests in, or control, any corporation, partnership, joint venture or other business entity.

         2.11 FINANCIAL STATEMENTS. Each of the balance sheets included in the CMG Reports, including any related notes and schedules, fairly present the consolidated financial position of CMG and the CMG Subsidiaries as of its date, and each of the other financial statements included in the CMG Reports, including any related notes and schedules (collectively the "CMG Financial Statements"), fairly present the consolidated results of operations or other information therein in

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accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year end audit and except as otherwise stated therein). The books and records of CMG fully and fairly reflect all transactions, properties, assets and liabilities of CMG and the CMG Subsidiaries. There are no material special or non-recurring items of income or expense during the periods covered by the CMG Financial Statements and the balance sheets included in the CMG Financial Statements do not reflect any writeup or revaluation increasing the book value of the assets, except as specifically disclosed in the notes thereto. The CMG Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         2.12 CHANGES SINCE THE CMG CURRENT BALANCE SHEET DATE. Except as disclosed in SCHEDULE 2.12 or in the CMG Reports, since the date of the September 30, 1996 CMG balance sheet ("CMG Current Balance Sheet"), neither CMG nor any of the CMG Subsidiaries has (a) issued any capital stock or other securities; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (c) paid any bonus to or increased the rate of compensation of any of its officers; (d) sold, leased or transferred any of its properties or assets other than in the ordinary course of business; (e) made or obligated itself to make capital expenditures out of the ordinary course of business; (f) made any payment in respect of its liabilities other than in the ordinary course of business; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of US $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any material theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any material rights; (k) made or adopted any change in its accounting practice or policies not consistent with GAAP; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course of its business; (m) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business; (n) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business; or (o) agreed to do or authorized any of the foregoing. Except as disclosed in SCHEDULE 2.12 or in the CMG Reports, from September 30, 1996 to the date of this Agreement, there have been no changes in the business, operations, sales, costs or assets of CMG or the CMG Subsidiaries, which could Materially Adversely Effect the financial condition of CMG and the CMG Subsidiaries (on a consolidated basis).

         2.13 LIABILITIES OF CMG. Except as set forth on SCHEDULE 2.13 or in the CMG Reports, CMG or the CMG Subsidiaries do not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the CMG Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto or in the CMG Reports, (c) liabilities incurred in the ordinary course of business since the date of the CMG Current Balance Sheet (none of which relates to breach of contract, breach of

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warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the CMG Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest, and including the net present value of remaining payments on capitalized equipment leases, of CMG, will not exceed US$13,500,000 as of the Effective Time.

         2.14 LITIGATION. Except as set forth on SCHEDULE 2.14 or in the CMG Reports, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of CMG, threatened, anticipated or contemplated against, by or affecting CMG or any of the CMG Subsidiaries, or any of their respective properties or assets, which could have a Material Adverse Effect on CMG or any of the CMG Subsidiaries, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of CMG, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which CMG or any of CMG Subsidiaries, is or was a party which have not been complied with in full or which continue to impose any material obligations on CMG or any of the CMG Subsidiaries.

         2.15 TAX MATTERS. Except as set forth in SCHEDULE 2.15 hereto or in the CMG Reports, all Tax Returns required to be filed prior to the date hereof with respect to CMG or any of the CMG Subsidiaries or any of their respective income, properties, franchises or operations have been filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate. All Taxes due and payable by or with respect to CMG or any of the CMG Subsidiaries shown on the Tax Returns have been paid or are accrued on the CMG Current Balance Sheet or will be accrued on the books and records of CMG or any of the CMG Subsidiaries as of the Closing. Except as set forth in SCHEDULE 2.20 or in the CMG Reports: (a) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against CMG or any of the CMG Subsidiaries; (b) neither CMG nor any of the CMG Subsidiaries has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (c) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of CMG, threatened against or with respect to CMG or any of the CMG Subsidiaries regarding Taxes; (d) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of CMG or any of the CMG Subsidiaries; (e) neither CMG nor any of the CMG Subsidiaries will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under any provision of law in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any provision of law, to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (f) neither CMG nor any of the CMG Subsidiaries has been

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a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return; (g) neither CMG nor any of the CMG Subsidiaries is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; and (h) no claim has been asserted against CMG or any of the CMG Subsidiaries in writing by a taxing authority in a jurisdiction where CMG or any of the CMG Subsidiaries does not file Tax Returns that CMG or any of the CMG Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

         2.16 INSURANCE. Except as set forth in SCHEDULE 2.16 or in the CMG Reports, each of CMG and the CMG Subsidiaries is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering their properties, assets and businesses against risks of the nature normally insured against by companies in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of CMG and the CMG Subsidiaries has complied with the provisions of such Insurance Policies in all material respects. Neither CMG nor any CMG Subsidiary has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve their rights thereunder.

         2.17 LICENSES AND PERMITS. Each of CMG or any of the CMG Subsidiaries possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, except where the failure to obtain any such Permits would not have a Material Adverse Effect on any of CMG or any of the CMG Subsidiaries. To the knowledge of CMG, all such Permits are valid and in full force and effect, each of CMG and the CMG Subsidiaries is in compliance with their requirements in all material respects, and no proceeding is pending or, to the knowledge of CMG, threatened to revoke or amend any of them. None of such Permits is or will be materially impaired or affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. CMG believes that its Common Stock will continue to qualify for inclusion for quotation on the NASDAQ Small-Cap Market through the time of the Closing, although no representation or warranty is given that CMG will continue to so qualify in the future.

         2.18 INTELLECTUAL PROPERTY. Each of CMG and the CMG Subsidiaries has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its businesses (the "CMG Intellectual Property"). The conduct of the businesses of CMG and the CMG Subsidiaries as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the CMG Intellectual Property do not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the CMG Intellectual Property. No payments are required for the continued use of the CMG Intellectual Property. None of the CMG Intellectual Property has ever been declared

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invalid or unenforceable, or is the subject of any pending or, to the knowledge of CMG, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         2.19 REAL ESTATE

              (a) Except as set forth on SCHEDULE 3.14(a), neither CMG nor any of the CMG Subsidiaries owns any real property or any interest therein; and

              (b) Except as set forth on SCHEDULE 3.14(b) or in the CMG Reports, with respect to each property leased by CMG or any of the CMG
                  Subsidiaries:

                  (i) CMG or the CMG Subsidiaries have valid leasehold interests in their respective leased property, free and clear of any Liens, covenants and easements or title defects of any material nature; and

                  (ii) Except for matters or conditions which would not reasonably be expected to have a Material Adverse Effect on CMG and the CMG Subsidiaries, taken as a whole, the portions of the buildings located on CMG's leased property that are used in CMG's and the CMG's Subsidiaries businesses are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy CMG's (collectively with the CMG Subsidiaries) current and reasonably anticipated normal business activities as conducted thereat.

         2.20  GOOD TITLE TO AND CONDITION OF ASSETS

               (a) Except as set forth in SCHEDULE 2.20 or in the CMG Reports, CMG and the CMG Subsidiaries have good and marketable title to all of their Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of CMG and the CMG Subsidiaries, other than leased real property of CMG and the CMG Subsidiaries, whether personal or mixed, tangible or intangible, wherever located.

               (b) Except for matters or conditions which would not reasonably be expected, to have a Material Adverse Effect on CMG and the CMG Subsidiaries, taken as a whole, the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of CMG and the CMG Subsidiaries are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of CMG or the CMG Subsidiaries or set forth on the CMG Current Balance Sheet (which is a consolidated balance sheet including the asset of the CMG Subsidiaries) or acquired by CMG or the CMG subsidiaries since the date of the CMG Current Balance Sheet.

         2.21 COMPLIANCE WITH LAWS.

               (a) Except as set forth on SCHEDULE 2.21 or in the CMG Reports, CMG and the CMG Subsidiaries are and have been in material compliance with all laws, regulations and orders applicable to them and their respective businesses, operations and assets, except to the extent that such non compliance would not have a Material Adverse Effect on CMG and the CMG Subsidiaries, taken as a whole.

               (b) Neither CMG nor any of the CMG Subsidiaries has made any payment of funds in connection with the business of the CMG or the CMG Subsidiaries which is prohibited by law, and no funds have been set aside to be used in connection with the business of CMG or the CMG Subsidiaries for any payment prohibited by law.

               (c) Except as set forth in SCHEDULE 2.21 or in the CMG Reports, CMG or the CMG Subsidiaries are not subject to any decree or injunction in which CMG or any of the CMG Subsidiaries are a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         2.22 LABOR AND EMPLOYMENT MATTERS. Except as provided in SCHEDULE 2.22 or in the CMG Reports, CMG and the CMG Subsidiaries have complied with applicable laws, rules and regulations relating to employment, employee benefit plans, and employment practices, terms and conditions of employment, wages and hours, except where such non compliance would not have a Material Adverse Effect on CMG and the CMG Subsidiaries, taken as a whole.

         2.23 ADEQUACY OF THE ASSETS. The assets and properties of CMG's and CMG's Subsidiaries, taken as a whole, constitute all of the assets and properties necessary for the conduct of the businesses of CMG and the CMG Subsidiaries in the manner in which and to the extent to which such business are currently being conducted.

         2.24 CUSTOMERS. Except as set forth in SCHEDULE 2.24 or in the CMG Reports, no customer of CMG and the CMG Subsidiaries, taken as a whole, accounted for more than 10% of their collective revenues on a consolidated basis during 1996.

         2.25 ENVIRONMENTAL MATTERS. CMG and the CMG Subsidiaries have complied with all environmental laws, rules and regulations applicable to their business, except where such non compliance would not have a Material Adverse Effect on CMG and the CMG Subsidiaries, taken as a whole.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    OF UNIMEDIA AND THE UNIMEDIA SHAREHOLDERS

         As a material inducement to CMG to enter into this Agreement and to consummate the transactions contemplated hereby, each of Unimedia and the Unimedia Principal Shareholders, jointly and severally, makes the following representations and warranties to CMG, and the Other Unimedia Shareholders, severally and not jointly, make the representations and warranties to CMG contained in Sections 3.5, 3.28 and 3.29 of this Agreement (notwithstanding the foregoing, the Unimedia Principal Shareholders are not representing and warranting hereby the information being represented and warranted hereunder by the Other Unimedia Shareholders, except to the extent that the Unimedia Principal Shareholders have actual knowledge that such information is incorrect):

         3.1 CORPORATE STATUS. Unimedia is a corporation duly organized, validly existing and in good standing under the laws of the Republic of France and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Unimedia is legally qualified to transact business in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on SCHEDULE 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Unimedia.

         3.2 POWER AND AUTHORITY. Unimedia has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Unimedia has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Unimedia Shareholders is an individual residing in the location(s) shown in SCHEDULE 3.2, and each of the Unimedia Shareholders has the requisite competence and authority to execute and deliver this Agreement, to perform his, her or its respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Unimedia and each of the Unimedia Shareholders and constitutes the legal, valid and binding obligation of Unimedia and each of the Unimedia Shareholders, enforceable against Unimedia and each of the Unimedia Shareholders in accordance with its terms.

         3.4 CAPITALIZATION. SCHEDULE 3.4 sets forth, with respect to Unimedia,
(a) the number of authorized shares of each class of its capital stock, and (b) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of Unimedia have been duly authorized and validly issued and are fully paid and non-assessable, were issued in compliance with all applicable securities laws, except as set forth on
SCHEDULE 3.4,
and were not issued in violation of any preemptive rights or rights of first refusal, and no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except for the Unimedia Convertible Securities listed in SCHEDULE 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Unimedia to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Unimedia. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Unimedia. Unimedia is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF UNIMEDIA. SCHEDULE 3.5 sets forth, with respect to Unimedia, (a) the name, address and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; (b) the name, address, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different); and (c) the name, address and number of outstanding Unimedia Convertible Securities held by each holder of record on the close of business on the date of this Agreement. Each of the holders of shares of capital stock of Unimedia owns such shares free and clear of all Liens, restrictions and claims of any kind, except as set forth on
SCHEDULE 3.5 and CMG shall receive good and marketable title to such shares upon completion of the Share Exchange. Each of the holders of the Unimedia Convertible Securities owns such securities free and clear of all liens, restrictions and claims of any kind, except as set forth on SCHEDULE 3.5 and CMG shall receive good and marketable title to such securities upon completion of the Share Exchange. The Unimedia Principal Shareholders represent and warrant that 60% of Diamond Productions Sarl ("Diamond") is beneficially owned by the Gilles Assouline, Michel Assouline and Anne-Marie Assouline and that Diamond, in turn, owns 40% of the outstanding shares of Media Venture, which in turn owns 70% of Multimedia Investissements, as well as the Unimedia securities set forth on SCHEDULE 3.5. All of the interests in Unimedia which are directly or indirectly owned by Gilles Assouline, Michel Assouline and Anne-Marie Assouline, and the members of their family, are owned by them either individually or through their ownership of shares in Diamond.

         3.6 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth on
SCHEDULE 3.6, the execution and delivery of this Agreement by Unimedia and each of the Unimedia Shareholders, the performance by Unimedia and each of the Unimedia Shareholders of its respective obligations hereunder and the consummation by Unimedia and each of the Unimedia Shareholders of the transactions contemplated by this Agreement will not (a) contravene any provision of the organizational documents of Unimedia, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Unimedia or any of the Unimedia Shareholders except for such violations which, individually, or in the aggregate, will not have a Material Adverse Effect on Unimedia; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Unimedia or any of the Unimedia Shareholders except for such conflicts, breaches and defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Unimedia,(d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Unimedia, or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any filings required to be made by Unimedia.

         3.7 RECORDS OF UNIMEDIA. The organizational documents of Unimedia, which are attached hereto as SCHEDULE 3.7, are true, accurate and complete and reflects all amendments made through the date of this Agreement. The minute books for Unimedia to be made available to CMG for review will be correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain a substantially complete and accurate record of all actions of the shareholders and directors (and any committees thereof) of Unimedia. All material actions taken by Unimedia have been duly authorized or ratified. All accounts, books, ledgers and official and other records of Unimedia have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledger of Unimedia, as previously made available to CMG, contains an accurate and complete record of all issuances, transfers and cancellations of shares of the capital stock of Unimedia, and is attached to
SCHEDULE 3.7.

         3.8 SUBSIDIARIES. Except as set forth on SCHEDULE 3.8, Unimedia does not own, directly or indirectly, any outstanding securities of or other interests in, or control, or have an interest in, any corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. Unimedia has delivered (or will deliver subsequent to the date of this Agreement as a condition to closing) to CMG the Unimedia Financial Statements, comprised of Unimedia's audited financial statements consisting of balance sheets as of December 31, 1995 and 1996 and statements of operations, and cash flow for the periods ended December 31, 1995 and December 31, 1996, including the notes thereto and converted to U.S. Dollars , (the "Unimedia Financial Statements"). Copies of such financial statements shall become SCHEDULE 3.9 hereto. The balance sheet dated as of December 31, 1996 of Unimedia shall be referred to herein as the "Unimedia Current Balance Sheet". The Unimedia Financial Statements shall fairly present the financial position of Unimedia at the balance sheet date and the results of operations for the periods covered thereby, and shall have been prepared in accordance with generally accepted accounting principles in France consistently applied throughout the periods indicated and sufficient in form and substance in the opinion of CMG independent auditors for use by CMG in its filings with the SEC in accordance with the rules and requirements applicable to CMG as a company whose securities are registered under Section 12(g) under the Securities Exchange Act of 1934, as amended. The books and records of Unimedia fully and fairly reflect all transactions, properties, assets and liabilities of Unimedia. There are no material special or non-recurring items of income or expense during the periods covered by the Unimedia Financial Statements and the balance sheets included in the Unimedia Financial Statements will not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Unimedia Financial Statements will reflect all adjustments necessary for a fair presentation of the financial information contained therein. Unimedia acknowledges that it has provided the unaudited financial statements set forth in SCHEDULE 3.9 to CMG and that the information contained in the Unimedia Financial Statements will not be materially adverse to the information contained in the said unaudited financial statements. In that regard, Unimedia has provided CMG with an unaudited balance sheet at October 31, 1996 which provides that Unimedia had a shareholders' equity at that date of FF18,601,323, plus convertible loans outstanding at that date of FF15,712,915. Of such convertible loans, FF7,334,192 was converted into equity in Unimedia in January 1997.

         3.10 CHANGES SINCE THE UNIMEDIA CURRENT BALANCE SHEET DATE. Except as disclosed in SCHEDULE 3.10, since the date of the Unimedia Current Balance Sheet, Unimedia has not (a) issued any capital stock or other securities; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (c) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons except in the ordinary course of business consistent with past practice; (d) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of US $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of US $10,000 in the aggregate; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, cancelled, compromised or released any rights having a value in excess of US $10,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies not consistent with generally accepted accounting principles in France; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (n) entered into any employment agreement; (o) terminated, amended or modified any agreement involving an amount in excess of US $10,000; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (s) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on Unimedia; or (t) agreed to do or authorized any of the foregoing. Except as disclosed in SCHEDULE 3.10 , since the date of the unaudited balance sheet provided by Unimedia to CMG (which balance sheet is described in the last sentence of Section 3.09 above, there have been no changes in the business, operations, sales, costs or assets of Unimedia which could adversely affect the financial condition of Unimedia.

         3.11 LIABILITIES OF UNIMEDIA. Except as set forth on SCHEDULE 3.11, Unimedia does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in each Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Unimedia Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Unimedia Current Balance Sheet which, in accordance with generally accepted accounting principles in effect in France consistently applied, were not recorded thereon. The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest, and including the net present value of remaining payments on capitalized equipment leases, of Unimedia, will not exceed US $4.0 million (including the loan to Universal Independent Holdings Limited as of the Effective Time relating to the acquisition of the CMG shares in CMG's private placement).

         3.12 LITIGATION. Except as set forth on SCHEDULE 3.12, there is no action, suit, or other legal, arbitration or administrative proceeding or governmental investigation pending, or to the knowledge of Unimedia, threatened, anticipated or contemplated against, by or affecting Unimedia, or any of its properties or assets, or the Unimedia Shareholders, which could have a Material Adverse Effect on Unimedia, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of Unimedia and the Unimedia Shareholders, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which Unimedia is or was a party which have not been complied with in full or which continue to impose any material obligations on Unimedia.

         3.13 ENVIRONMENTAL MATTERS. Unimedia has complied with all environmental laws, rules and regulations applicable to its business, except where such non compliance would not have a Material Adverse Effect on Unimedia.

         3.14 REAL ESTATE

              (a) Unimedia does not own any real property or any interest therein; and

              (b) SCHEDULE 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Unimedia Leases") to which Unimedia is a party (copies of which have previously been or will be furnished to CMG), in each case, setting forth (a) the lessor and lessee thereof and the date and term of each of the Unimedia Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Unimedia Leased Premises"). The Unimedia Leases are in full force and effect and have not been amended except as set forth on SCHEDULE 3.14(b), and to the knowledge of Unimedia, no party thereto is in default or breach under any such Lease. To the knowledge of Unimedia, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Unimedia Leases. To the knowledge of Unimedia, there is no breach or anticipated breach by any other party to such Unimedia Leases. Except as set forth on SCHEDULE 3.14(b), with respect to each such Unimedia Leased Premises:

                  (i) Unimedia has valid leasehold interests in the Unimedia
              Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; and

                  (ii) Except for matters or conditions which would not
              reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Unimedia, the portions of the buildings located on the Unimedia Leased Premises that are used in Unimedia's businesses are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy Unimedia's current and reasonably anticipated normal business activities as conducted thereat.

              3.15  GOOD TITLE TO AND CONDITION OF ASSETS

              (a) Except as set forth in SCHEDULE 3.15(a), Unimedia has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of Unimedia, other than the Unimedia Owned Properties and the Unimedia Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

              (b) Except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Unimedia, the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of Unimedia are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of Unimedia or set forth on the Unimedia Current Balance Sheet or acquired by Unimedia since the date of the Unimedia Current Balance Sheet.

              (c) a list of Unimedia's assets, including a list of its material pending projects, whether or not there is an agreement under consideration, is set forth on SCHEDULE 5.13(c) hereto and copies of all correspondence, letters of intent and draft agreements which are not yet signed relating thereto are attached to SCHEDULE 5.13(c).

         3.16 COMPLIANCE WITH LAWS.

               (a) Except as set forth on SCHEDULE 3.16, Unimedia is and has been in material compliance with all laws, regulations and orders applicable to it, its businesses and operations (as conducted by it now and in the past), the Assets, the Unimedia Owned Properties and the Unimedia Leased Premises and any other properties and assets (in each case owned or used by it now or in the past) the noncompliance of with which could have a Material Adverse Effect on Unimedia. Except as set forth on SCHEDULE 3.16 or other Schedules to this Agreement, Unimedia has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of Unimedia, threatened, except where such action would not have a material adverse change on Unimedia, its business, financial condition, results of operations or prospects.

                (b) Neither Unimedia nor any of the Unimedia Shareholders, has made any payment of funds in connection with the business of the Unimedia which is prohibited by law, and no funds have been set aside to be used in connection with the business of Unimedia for any payment prohibited by law.

                (c) Except as set forth in SCHEDULE 3.16, Unimedia is not subject to any Contract, decree or injunction in which Unimedia is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

                3.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.17 sets forth the name, address, and current rate of compensation of each of the employees of Unimedia. Unimedia is not delinquent in any payments to any of its directors , employers or former directors or employers for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or material amounts required to be reimbursed to such persons. To protect the privacy of Unimedia's employees, this information shall be provided to only those with a legitimate business need to know the information. Unimedia is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of Unimedia into one or more collective bargaining units. There is no pending or, to the knowledge of Unimedia, threatened labor dispute, strike or work stoppage which affects or which may affect the businesses of Unimedia or which may interfere with its continued operation. Neither Unimedia nor any agent, representative or employee of Unimedia has within the last 24 months committed any unfair labor practice as defined in applicable law. There is no pending or, to the knowledge of Unimedia, threatened charge or complaint against Unimedia by or with any Governmental Authority or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of Unimedia during the 24 months prior to the date hereof. Unimedia has not received notice that any executive or key employee or group of employees has any plans to terminate his, her or their employment with Unimedia as a result of the Share Exchange or otherwise. SCHEDULE 3.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which Unimedia is a party or under which Unimedia has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncom petition agreements and (iv) consulting agreements. Except as provided in SCHEDULE 3.17, Unimedia has complied in all material respects with applicable laws, rules and regulations relating to employment, and employment practices, terms and conditions of employment, wages and hours.

         3.18 EMPLOYEE BENEFIT PLANS.

              (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.18 contains a list setting forth each employee benefit plan or arrangement of Unimedia, including but not limited to any person, medical, health or other insurance, share incentive, share option, or employee profit sharing plans, in which employees, their spouses or dependents, of Unimedia participate ("Employee Benefit Plans") (true and accurate English language translations of which will be furnished to CMG).

              (b) COMPLIANCE WITH LAW. Except as set forth in SCHEDULE 3.18, with respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws,
(ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of Unimedia, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; and
(v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed.

         3.19 TAX MATTERS. Except as set forth in SCHEDULE 3.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to Unimedia or any of its income, properties, franchises or operations have been filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate. Except as set forth on SCHEDULE 3.19, all Taxes due and payable by or with respect to Unimedia shown on the Tax Returns have been paid or full reserves were made therefore on the Unimedia Current Balance Sheet or full reserves will be made on the books and records of Unimedia as of the Closing. Except as set forth in SCHEDULE 3.19 hereto: (a) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Unimedia; (b) Unimedia has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;
(c) Unimedia has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (d) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of Unimedia and the Unimedia Shareholders, threatened against or with respect to Unimedia regarding Taxes; (e) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Unimedia; (f) Unimedia will not be required (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under any provision of law in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (ii) as a result of any provision of law, to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (g) Unimedia has not been a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return; (h) Unimedia is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (i) no claim has ever been asserted against Unimedia in writing by a taxing authority in a jurisdiction where Unimedia does not file Tax Returns that Unimedia is or may be subject to Taxes assessed by such jurisdiction; (j) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to Unimedia since the date of its formation have been or will be furnished or made available to CMG; and (k) Unimedia will not be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to any provision of law.

         3.20 INSURANCE. Except as set forth in SCHEDULE 3.20, Unimedia is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering their properties, assets and businesses against risks of the nature normally insured against by companies in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Unimedia has complied with the provisions of such Insurance Policies in all material respects. SCHEDULE 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (English language copies of which have been or will be provided to CMG) and (ii) a detailed description of each pending claim under any of the Insurance Policies that relates to loss or damage to the properties, assets or businesses of Unimedia. Unimedia has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21 RECEIVABLES. Except as set forth in SCHEDULE 3.21:(a) all of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of Unimedia; and (b) all of the Receivables are good and collectible receivables, without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Unimedia Current Balance Sheet as reasonably adjusted since the date of the Unimedia Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of Unimedia, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. Unimedia possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including with respect to the operation of each of the Unimedia Owned Properties and Unimedia Leased Premises except where the failure to obtain any such Permits would not have a Material Adverse Effect on Unimedia. To the knowledge of Unimedia, all such Permits are valid and in full force and effect, Unimedia is in compliance with their requirements in all material respects, and no proceeding is pending or, to the knowledge of Unimedia, threatened to revoke or amend any of them. None of such Permits is or will be materially impaired or affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS. The Assets, Unimedia Owned Properties and Unimedia Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the businesses of Unimedia in the manner in which and to the extent to which such business is currently being conducted. No current supplier to Unimedia of items essential to the conduct of their businesses has, to the knowledge of Unimedia, threatened to terminate its business relationship with any of Unimedia for any reason. Except as set forth on SCHEDULE 3.23, to the knowledge of Unimedia, Unimedia has no direct or indirect interest in any customer, supplier or competitor of Unimedia, nor in any person from whom or to whom Unimedia leases real or personal property.

         3.24 INTELLECTUAL PROPERTY.

              (a) Except as set forth on SCHEDULE 3.24, Unimedia owns or has the right to use, sell or license the Intellectual Property, free and clear of all Liens. SCHEDULE 3.24 sets forth a complete and accurate list of all patents and patent applications, trademark or service mark applications and registrations, copyright registrations and applications, and unregistered copyrights, service marks, trademarks and trade names, owned by Unimedia. Unimedia is currently listed in the records of the appropriate Governmental Authority as the sole owner of record for each application and registration listed on SCHEDULE 3.24.

              (b) SCHEDULE 3.24 sets forth a complete and accurate list of all agreements pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether Unimedia is the licensee or licensor thereunder (collectively, the "Licenses"). The Licenses are valid and binding obligations of Unimedia, enforceable in accordance with their terms, and there are no breaches or defaults thereunder.

              (c) SCHEDULE 3.24 lists all of the material Computer Programs which are owned, licensed, leased or otherwise used by Unimedia in connection with the operation of its businesses as currently conducted and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Unless otherwise indicated on SCHEDULE 3.24, each Computer Program listed in SCHEDULE 3.24 is (i) owned by Unimedia, (ii) currently in the public domain or otherwise available to Unimedia without the approval or consent of any third party, or (iii) used in accordance with rights granted to Unimedia pursuant to a written agreement, license or lease from a third party.

              (d) The registrations listed on SCHEDULE 3.24 are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. Unless otherwise indicated on SCHEDULE 3.24, the registrations and applications listed on SCHEDULE 3.24 have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any pending, existing or threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction.

              (e) No material trade secret or confidential know-how or other confidential information relating to Unimedia has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that fully protects Unimedia's proprietary interests in and to such confidential information.

              (f) Except as set forth on SCHEDULE 3.24, (i) the conduct of the businesses of Unimedia does not infringe upon any intellectual property right owned or controlled by any third party and (ii) there are no claims or suits pending or threatened, and Unimedia has not received any notice of a claim or suit (A) alleging that Unimedia's activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the proprietary rights of any third party, or (B) challenging the ownership, use, validity or enforceability of the Intellectual Property.

              (g) Except as set forth on SCHEDULE 3.24, no third party is infringing upon any Intellectual Property owned or controlled by Unimedia and no such claims have been made by Unimedia.

              (h) Except as set forth on SCHEDULE 3.24, there are no judgments or orders which restrict Unimedia is rights to use any Intellectual Property, and no concurrent use or other agreements (aside from license and other like agreements) which restrict Unimedia's rights to use any Intellectual Property owned by Unimedia.

              (i) The consummation of the transaction contemplated hereby will not result in the loss or impairment of Unimedia's right to own or use any of the material Intellectual Property nor will it require the consent of any Governmental Authority or third party in respect of any such material Intellectual Property.

              (j) Unimedia has no obligations regarding the payment of license fees, royalty payments or similar fees except as set forth on SCHEDULE 3.24.

              (k) SCHEDULE 3.24 sets forth a brief description of all Intellectual Property projects currently being developed by Unimedia or any third party on behalf of Unimedia.

         3.25 CONTRACTS. SCHEDULE 3.25 sets forth a list of each Contract to which Unimedia is a party or by which Unimedia or its properties and assets are bound, including letters of intent and agreements presently under consideration but not yet signed (the "Designated Contracts"). The copy of each Designated Contract supplied by Unimedia to CMG is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on SCHEDULE 3.25, Unimedia has not violated any of the material terms or conditions of any executed Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any executed Designated Contract. Except as set forth on SCHEDULE 3.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by Unimedia under any Designated Contract, and no such event has occurred which constitutes or would, to the knowledge of Unimedia, constitute a material default by any other party. Unimedia is not subject to any liability or payment resulting from renegotiation of amounts paid to them under any Designated Contract. As used in this Section, Designated Contracts, subject to the materiality standard set forth in the first sentence of this Section 3.25, shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating Unimedia to provide products or services for a period of one year or more; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding (US$10,000); (d) distribution, sales agency or marketing, joint venture, product or services development agreements or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements between Unimedia and any employee, officer or director of Unimedia; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by Unimedia; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by Unimedia and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. SCHEDULE 3.26 is a true, correct and complete list of all customers (collectively, the "Customers") of Unimedia who have entered into valid and enforceable licenses or other agreements with Unimedia. True, correct and complete copies of such licenses and other agreements and any ordinances relating thereto have been or will be furnished by Unimedia to CMG. Other than the Customers listed on SCHEDULE 3.26, no customer of Unimedia as of the date of this Agreement accounts for more than 1% of Unimedia's annual revenue. SCHEDULE 3.26 sets forth each Customer's name, address, account number, term of franchise or agreement, billing cycle, type of service and rates charged.

         3.27 RELATED PARTY TRANSACTIONS. All transactions, direct or indirect, between Unimedia and/or any affiliate or related party are described in SCHEDULE 3.27.

         3.28 INVESTMENT INTENT; INVESTOR STATUS; SECURITIES DOCUMENTS; LOCKUP. Each of the Unimedia Shareholders is acquiring the CMG Shares and/or warrants to purchase shares of CMG Common Stock (the "CMG Warrants"), as the case may be, hereunder for his or her own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the CMG Shares, and/or CMG Warrants, as the case may be, except in compliance with applicable securities laws. Each of the Unimedia Shareholders has or will, prior to their execution of this Agreement, receive copies of the SEC Reports and will have been provided with the opportunity to discuss the transactions contemplated hereby with CMG's management and be given the opportunity to obtain such information pertaining to CMG as they shall request. Each Unimedia Shareholder represents that they or it are not a "U.S. Person," as that term is defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that they are not acquiring the shares of CMG Common Stock in the Share Exchange for the account or benefit of a "U.S. Person." Alternatively, those Unimedia Shareholders who are "U.S. Persons" represent that they are "accredited investors," as that term is defined under Regulation D under the Securities Act. Additionally, all of the Unimedia Shareholders represent that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the CMG Shares and/or the CMG Warrants, as the case may be.

         Rule 902(o) of Regulation S defines a "U.S. Person" as (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust or which any trustee is a U.S. person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) a partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) who are not natural persons, estates or trusts.

         Each of the Unimedia Principal Shareholders hereby agrees that they shall not offer, sell, contract to sell, grant an option relating to, hypothecate or otherwise dispose of, any shares of

CMG Common Stock, or warrants to purchase shares of CMG Common Stock (or the shares of CMG Common Stock underlying such warrants), directly or indirectly, until nine months following the effective date of the Registration Statement referred to in Article VIII of this Agreement.

         Each of the Other Unimedia Shareholders hereby agrees that they shall not offer, sell, contract to sell, grant an option relating to, hypothecate or otherwise dispose of, any shares of CMG Common Stock, or warrants to purchase shares of CMG Common Stock (or the shares of CMG Common Stock underlying such warrants), directly or indirectly, until the earlier of two years from the date on which the Share Exchange is completed or the date on which the Registration Statement referred to in Article VIII of this Agreement becomes effective. Additionally, each of the Other Unimedia Shareholders agrees that a portion of their shares of CMG Common Stock will be subject to an additional lockup pursuant to which they will not offer, sell, contract to sell, grant an option relating to, hypothecate or otherwise dispose of, any shares of CMG Common Stock, or warrants to purchase shares of CMG Common Stock (or the shares of CMG Common Stock underlying such warrants), directly or indirectly, until nine months following the effective date of the Registration Statement referred to in
Article VIII of this Agreement. The portion of the shares of CMG Common Stock owned by the Other Unimedia Shares which will be subject to the additional lockup will be the proportional number of each of their shares (together with the other Other Unimedia Shareholders) which, after adjusting for the fact that all of the shares of CMG Common Stock owned by the Unimedia Principal Shareholders will be subject to this longer lockup, causes the percentage of shares of CMG Common Stock being held by all Other Unimedia Shareholders pursuant to this additional lockup to equal the percentage of the currently outstanding shares of CMG Common Stock which are currently subject to a lockup which is substantially similar lockup to this additional lockup.

         3.29 NO COMMISSIONS. Neither Unimedia nor any Unimedia Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                 CONDUCT OF BUSINESS PENDING THE SHARE EXCHANGE

         4.1 CONDUCT OF BUSINESS BY UNIMEDIA PENDING THE SHARE EXCHANGE. Except as set forth on SCHEDULE 4.1, Unimedia covenants and agrees that, between the date of this Agreement and the Effective Time, its business shall be conducted only in, and Unimedia shall not take any action except in, the ordinary course of business. Unimedia shall use its best efforts, subject to the covenants of this SECTION 4.1, to preserve intact its business organization, to keep available the services of its current officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Unimedia shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of CMG:

              (a) amend or otherwise change its organizational documents or bylaws or equivalent organizational documents;

              (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business or as set forth in this Agreement;

              (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

              (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

              (e) (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances other than in the ordinary course of business, or (iii) enter into any Contract of a material nature;

              (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

              (g) take any action with respect to accounting policies or procedures;

              (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business;

              (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any of its representations or warranties in Article III, as the case may be, materially untrue or incorrect except in the ordinary course of business.

         4.2 CONDUCT OF BUSINESS BY CMG PENDING THE SHARE EXCHANGE. Except as set forth on SCHEDULE 4.2 or in the CMG Reports, CMG covenants and agrees that, between the date of this Agreement and the Effective Time, its business shall be conducted only in, and CMG shall not take any action except in, the ordinary course of business. CMG shall use its best efforts, subject to the covenants of this Section 4.2, to preserve intact its business organization, to keep available the services of its current officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, CMG shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of
Unimedia:

              (a) amend or otherwise change its organizational documents or bylaws or equivalent organizational documents;

              (b) other than in connection with the Warrant Exchange described in Section 1.3 with its existing warrant holders and with respect to a proposed agreement to acquire Pixel Multimedia, Ltd. ("Pixel") as described in Section 1.5, issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business;

              (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

              (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

              (e) except as described above, (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer; or (ii) incur any indebtedness for borrowed money or issue any debt securities, other than in the ordinary course of its business;

              (f) increase the compensation payable or to become payable to its officers or employees other than in the ordinary course of business consistent with past practice, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

              (g) take any action other than in the ordinary course of business with respect to accounting policies or procedures;

              (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business;

              (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any of its representations or warranties in Article II, as the case may be, materially untrue or incorrect except in the ordinary course of business.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The Unimedia Principal Shareholders agree to use their best efforts to obtain the execution and delivery of this Agreement by each of the Other Unimedia Shareholders.

         5.2 COVENANTS OF UNIMEDIA SHAREHOLDERS. Each of the Unimedia Shareholders shall cause Unimedia to comply with all of the covenants of Unimedia under this Agreement.

         5.3 BOARD OF DIRECTORS OF CMG. Each of CMG, Unimedia and the Unimedia Shareholders agree that immediately after the Closing a meeting of the Board of Directors (the "Board") of CMG shall be held, at which meeting steps shall be taken to add to the Board the four persons who are not currently directors of CMG who shall be designated (immediately prior to the Closing) by Unimedia for election to the Board. At the time that Unimedia's four nominees are appointed to the Board, the Board of Directors of CMG shall consist of 8 persons, such that as of that Board meeting, the Board shall consist of twelve members. Thereafter, the composition of the Board shall be determined by the Board and by the shareholders of CMG in accordance with applicable law and CMG's articles of incorporation and bylaws.

         5.4 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the CMG Common Stock is listed or the NASDAQ Small-Cap Market System in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.5 OTHER ACTIONS. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with Unimedia as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. CMG and Unimedia also agree to use all reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The obtaining of all consents, approvals, authorizations, qualifications and orders of any Governmental Authority required prior to the Closing to effect the Share Exchange shall be a condition precedent to the Closing.

         5.6 ACCESS TO INFORMATION. From the date hereof to the Effective Time, Unimedia shall (and shall cause its directors, officers, employees, auditors, counsel and agents and similar persons) to afford CMG and CMG's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. CMG agrees to keep all such information disclosed pursuant to this
Section 5.10 confidential. Similarly, from the date hereof to the Effective Time, CMG shall (and shall cause its directors, officers, employees, auditors, counsel and agents and similar persons) to afford Unimedia and Unimedia's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. Unimedia agrees to keep all such information disclosed pursuant to this Section 5.10 confidential.

         5.7 STOCK OPTION PLAN. Following the Closing, CMG shall seek to implement a stock option plan to be used for awards for the management of CMG and Unimedia. The terms of any such plans, the recipients of stock options under such plans, and the terms of such options shall be determined by the Board.

         5.8 NOTIFICATION OF CERTAIN MATTERS. Unimedia and the Unimedia Shareholders shall give prompt notice to CMG of the occurrence or non-occurrence of any event of which it becomes aware or has knowledge which would likely cause of its representations or warranties contained herein to be materially untrue or inaccurate, or any of its covenants, conditions, or agreements contained herein not to be complied with or satisfied in all material respects. Similarly, CMG shall give Unimedia and the Unimedia Shareholders prompt notice of the occurrence or non-occurrence of any event of which it becomes aware or has knowledge which would likely cause of its representations or warranties contained herein to be materially untrue or inaccurate, or any of its covenants, conditions, or agreements contained herein not to be complied with or satisfied in all material respects.

         5.9 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that CMG may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case CMG will consult with the other parties prior to making such disclosure).

         5.10 NO OTHER DISCUSSIONS. From the date hereof until the Effective Time or the earlier termination of this Agreement, each of Unimedia and the Unimedia Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of each of Unimedia (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Unimedia will immediately notify CMG if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.11 TRADING IN CMG COMMON STOCK. Except as otherwise expressly consented to by CMG, from the date of this Agreement until the Effective Time or the earlier termination of this Agreement, Unimedia, nor any of the Unimedia Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of CMG Common Stock in any transactions effected on the NASDAQ Small-Cap Market System or otherwise. Notwithstanding the foregoing, CMG acknowledges that Unimedia may purchase shares of CMG Common Stock from CMG in CMG's currently pending private placement, and that the purchase of such shares in accordance with the terms of that placement shall not be considered a breach of the Agreement.


                                   ARTICLE VI

                      CONDITIONS TO THE OBLIGATIONS OF CMG

         The obligations of CMG to effect the Share Exchange shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by CMG:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of Unimedia and the Unimedia Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of Unimedia and the Unimedia Shareholders shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Unimedia shall have delivered to CMG a certificate, dated as of the Effective Time, duly signed by each of its executive officers (Gilles Assouline, Michel Assouline and Anne-Marie Assouline), in their capacity as executive officers and not individually, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with in all material respects.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of Unimedia, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Unimedia, and (iii) none of the properties and assets of Unimedia shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on Unimedia, and there shall have been delivered to CMG a certificate to that effect, dated the Effective Time and signed by or on behalf of Unimedia.

         6.3 CORPORATE CERTIFICATE. Unimedia shall have delivered to CMG (i) copies of its organizational documents as in effect immediately prior to the Effective Time, (ii) copies of resolutions, adopted by the Board of Directors and shareholders of Unimedia, if required, authorizing the transactions contemplated by this Agreement, and (iii) a certificate of existence of Unimedia issued by the Register of Commercial Courts in Paris and, if applicable, by the appropriate governmental authority in each other jurisdiction in which Unimedia is qualified to do business as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of Unimedia as being true, correct and complete.

         6.4 OPINION OF COUNSEL. CMG shall have received an opinion dated as of the Effective Time from counsel for Unimedia, in form and substance acceptable to CMG.

         6.5 CONSENTS. Unimedia shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Unimedia from any person from whom such consent or waiver is required under any Designated Contract as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Designated Contracts, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. CMG shall have received all necessary consents and otherwise complied with any securities laws applicable to the issuance of the CMG Shares and, if applicable, the CMG Warrants, in connection with the transactions contemplated hereby.

         6.7 COMPANY STOCK. At the Closing, each of the Unimedia Shareholders shall have delivered to CMG all certificates or other appropriate documents under applicable laws evidencing their respective shares of Unimedia capital stock held by him, her or it and duly executed stock powers or other appropriate transfer documents.

         6.8 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange or any other transaction contemplated hereby, which makes it inadvisable to proceed with the Share Exchange and other transactions contemplated hereby.

         6.9 EMPLOYMENT. Each of Gilles Assouline, Michael Assouline and Anne-Marie Assouline shall have entered into employment agreements for a term of at least three years, including noncompetition clauses, with CMG and/or Unimedia in form acceptable to CMG and

Unimedia. Additionally, the parties shall use their best efforts to enter into a three year employment agreement with Alain Prasquier, although the failure to obtain such an agreement shall not be deemed a failure to satisfy the condition to closing contained in this Section 6.9.

         6.10 FAIRNESS OPINION. CMG shall have received an opinion from an investment banking firm selected by CMG's Board of Directors, to the effect that this transaction is fair to CMG's stockholders, from a financial point of view.

         6.11 APPROVALS. CMG shall have received such opinions of its counsel (including both its U.S. and French counsel assisting it in connection with this Agreement) with respect to such matters as it has requested, including opinions regarding the legality of the transfer of the securities of Unimedia to CMG has been accomplished by all necessary actions and that all consents required for such transfers under the laws of France have been received.

         6.12 NEW CAPITAL. Unimedia shall have, at the Closing, $7.0 million in cash or cash equivalents resulting from new subscriptions to Unimedia shares by one or more persons in Unimedia made subsequent to the date of this Agreement (and from sales to such persons of the shares of CMG Common Stock acquired by Unimedia in CMG's private placement described below). All new investors shall, in connection with their investment in Unimedia, be provided with copies of the CMG Reports and shall agree to be bound by the terms of this Agreement. Additionally, it is acknowledged by CMG that in connection with its purchase of shares from CMG in CMG's private placement, Unimedia will incur debt in an amount up to $2.0 million, which debt will be repaid from the $7.0 million required to be available at the Closing under this Section 6.12. Between the date of this Agreement and the Closing Date, Unimedia shall raise the funds required to be available at the Closing to satisfy the condition to Closing set forth in this Section 6.12 and, pursuant to Section 12.1(d), if these funds are not raised by that date, CMG shall have the right to cancel this Agreement. To the extent that Unimedia has paid any portion of the debt related to the acquisition of the shares of CMG Common Stock prior to the Closing (or, to the extent that the new subscribers pay any of such debt before the Closing), the amount of such debt previously paid will reduce the $7.0 million required to be available at the Closing under this Section 6.12 on a dollar for dollar basis.

         6.13 UNIMEDIA FINANCIAL STATEMENT. Unimedia shall have provided CMG with its 1995 and 1996 audited financial statements prepared in conformity with U.S. GAAP (or prepared in such other format as is acceptable to CMG's independent auditors) and its unaudited financial statements through the end of the month prior to the Closing Date and such statements shall not indicate information which is material and adverse to the financial information previously provided to CMG.

                                   ARTICLE VII

                                CONDITIONS TO THE
                             OBLIGATIONS OF UNIMEDIA

         The obligations of Unimedia and the Unimedia Shareholders to effect the Share Exchange shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Unimedia:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of CMG contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. CMG shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. CMG shall have delivered to Unimedia a certificate, dated as of the Effective Time, and signed by an executive officer in his capacity as such (and not individually), certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of CMG and the CMG Subsidiaries, taken as a whole, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of CMG and/or the CMG Subsidiaries, taken as a whole, and (iii) none of the material properties and assets of CMG and the CMG Subsidiaries, taken as a whole, shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on CMG and the CMG Subsidiaries, taken as a whole, and there shall have been delivered to Unimedia a certificate to that effect, dated the Effective Time and signed by or on behalf of CMG.

         7.3 CORPORATE CERTIFICATE. CMG shall have delivered to Unimedia (i) copies of its organizational documents as in effect immediately prior to the Effective Time, (ii) copies of resolutions, adopted by the Board of Directors of CMG authorizing the transactions contemplated by this Agreement, and (iii) a certificate of existence of CMG issued by the Secretary of State of Nevada, as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of CMG as being true, correct and complete.

         7.4 CONSENTS. CMG shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of CMG from any person from whom such consent or waiver is required under law and under any of its material contracts as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such material contracts, either by the terms thereof or as a matter of law.

         7.5 CMG SHARES. At the Closing, CMG shall have issued all of the CMG Shares and shall have delivered to the Unimedia Shareholders certificates representing the CMG Shares required to be issued to them hereunder.

         7.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Share Exchange or any other transaction contemplated hereby, which makes it inadvisable to proceed with the Share Exchange and other transactions.

         7.7 EMPLOYMENT. Each of Gilles Assouline, Michael Assouline and Anne-Marie Assouline shall have entered into employment agreements for a term of at least three years, including noncompetition clauses, with CMG and/or Unimedia in form acceptable to CMG and Unimedia. Additionally, the parties shall use their best efforts to enter into a three year employment agreement with Alain Prasquier, although the failure to obtain such an agreement shall not be deemed a failure to satisfy the condition to closing contained in this Section 7.7.

         7.8 FAIRNESS OPINION. Unimedia shall have received an opinion from an investment banking firm selected by Unimedia's Conseil de Surveillance, to the effect that this transaction is fair to Unimedia's stockholders, from a financial point of view.

         7.9 OPINION OF COUNSEL. Unimedia shall have received an opinion of counsel for CMG dated as of the Effective Date, in form and substance acceptable to Unimedia and the Unimedia Shareholders.


                                  ARTICLE VIII

                               REGISTRATION RIGHTS

         The Unimedia Shareholders shall have the following registration rights with respect to the CMG Shares (the "Registerable Shares") issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR CMG SHARES; FILING OF REGISTRATION STATEMENT. CMG will file, by April 30, 1997, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Registrable Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Registrable Shares whenever such person is the record owner of Registrable Shares. CMG will use its reasonable efforts to have the Registration Statement become effective and cause the Registrable Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable.

         8.2 EXPENSES OF REGISTRATION. CMG shall pay all expenses incurred by CMG in connection with the registration, qualification and/or exemption of the Registrable Shares, including any SEC, NASD and state securities law registration and filing fees, printing expenses, fees and disbursements of CMG's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by CMG in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. CMG shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Registrable Shares or for the legal expenses of the Holder's counsel with respect to such registration.

         8.3 FURNISHING OF DOCUMENTS. CMG shall furnish to the Holders such reasonable number of copies of the Registration Statement and any amendments thereto, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Registrable Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. CMG shall prepare and promptly file with the SEC and promptly notify the Holders of the Registrable Shares of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. CMG shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. CMG shall maintain the continual effectiveness of the Registration Statement for a period of two years following the Effective Date or until such earlier time as CMG reasonably determines, based on an opinion of counsel, (a copy of which shall be provided to the Holders), that the Holders will be eligible to sell all of the Registrable Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. On one occasion, CMG shall have the right to demand that the holders of the Registrable Shares refrain from selling them in the public market for a period of up to 180 days to facilitate a primary offering of securities by CMG, to the extent that such offering is an underwritten public offering.

         8.6 FURTHER INFORMATION. If Registrable Shares owned by a Holder are included in any registration, such Holder shall furnish CMG such information regarding itself as CMG may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7 INDEMNIFICATION.

              (a) CMG will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, CMG will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

              (b) Each of the Holders, individually and not jointly, will indemnify and hold harmless CMG and each person, if any, who controls CMG within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which CMG and any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

              (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.7 notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.


                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 AGREEMENT BY UNIMEDIA AND THE UNIMEDIA PRINCIPAL SHAREHOLDERS TO INDEMNIFY. Each of the Unimedia and Unimedia Principal Shareholders, jointly and severally, agree to indemnify and hold CMG harmless from and against the aggregate of all Unimedia Indemnifiable Damages (as defined below).

              (a) For purposes of this Agreement, "Unimedia Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel fees and expenses) incurred or suffered by CMG to the extent (i) resulting from any breach of a representation or warranty made by Unimedia and/or the Unimedia Principal Shareholders in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by Unimedia or the Unimedia Principal Shareholders in this Agreement, (iii) resulting from any inaccuracy in any certificate delivered by Unimedia and/or the Unimedia Principal Shareholders pursuant to this Agreement.

              (b) Without limiting the generality of the foregoing, with respect to the measurement of Unimedia Indemnifiable Damages, CMG shall have the right to be put in the same financial position as it would have been in at the Effective Date had each of the representations and warranties of Unimedia and/or the Unimedia Principal Shareholders been true and correct.

              (c) Each of the representations and warranties made by Unimedia and/or the Unimedia Principal Shareholders in this Agreement or pursuant hereto shall survive for a period of two years after the Effective Time, notwithstanding any investigation at any time made by or on behalf of CMG, except for the representations and warranties set forth in Section 3.19, which shall expire at the time the latest applicable period of limitations expires for the enforcement by an applicable Governmental Authority.

         9.2 AGREEMENT BY THE OTHER UNIMEDIA SHAREHOLDERS TO INDEMNIFY. Each of the Other Unimedia Shareholders, severally and not jointly, agree to indemnify and hold CMG harmless from and against the aggregate of all Other Unimedia Shareholders Indemnifiable Damages (as defined below).

              (a) For purposes of this Agreement, "Other Unimedia Shareholders Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel fees and expenses) incurred or suffered by CMG to the extent (i) resulting from any breach of a representation or warranty made by an Other Unimedia Shareholder in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by an Other Unimedia Shareholder in this Agreement, (iii) resulting from any inaccuracy in any certificate delivered by an Other Unimedia Shareholder pursuant to this Agreement.

              (b) Without limiting the generality of the foregoing, with respect to the measurement of Other Unimedia Shareholder Indemnifiable Damages, CMG shall have the right to be put in the same financial position as it would have been in at the Effective Date had each of the representations and warranties of the Other Unimedia Shareholders been true and correct.

              (c) Each of the representations and warranties made by the Other Unimedia Shareholders in this Agreement or pursuant hereto shall survive for a period of two years after the Effective Time, notwithstanding any investigation at any time made by or on behalf of CMG.

         9.3 AGREEMENT BY CMG TO INDEMNIFY. CMG agrees to indemnify and hold Unimedia and the Unimedia Shareholders harmless from and against the aggregate of all CMG Indemnifiable Damages (as defined below).

              (a) For purposes of this Agreement, "CMG Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities, and damages (including without limitation, related reasonable counsel fees and expenses) incurred or suffered by the Unimedia Shareholders and/or Unimedia to the extent (i) resulting from any breach of any representation or warranty made by CMG in or pursuant to this Agreement, (ii) resulting from any breach of the covenants or agreements made by CMG in this Agreement, or (iii) resulting from any inaccuracy in any certificate delivered by CMG pursuant to this Agreement.

                  (b) Without limiting the generality of the foregoing, with respect to the measurement of CMG Indemnifiable Damages, Unimedia and the Unimedia Shareholders shall have the right to be put in the same financial position as it would have been at the Effective Date had each of the representations and warranties of CMG been true and correct.

                  (c) Each of the representations and warranties made by CMG in this Agreement or pursuant hereto shall survive for a period of two years after the Effective Time, notwithstanding any investigation at any time made by or on behalf of Unimedia, except for the representations contained in Section 2.15 which shall expire at the time of the latest applicable period of limitations expires for the enforcement by an applicable Governmental Authority.

         9.4 UNIMEDIA LIMITATION. Notwithstanding anything to the contrary contained herein, all obligations of Unimedia under Section 9.1 of this Agreement and rights under Section 9.3 of this Agreement shall terminate upon the occurrence of the Closing and Unimedia shall thereafter have no obligation to any party on account of Unimedia Indemnifiable Damages, including without limitation, under any claim of contribution. Each of the Unimedia Shareholders agrees to waive any and all rights of contribution or other claim which each of them may have against Unimedia.

         9.5 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude: (i) CMG or any of its shareholders from asserting any other right, or seeking any other remedies against the Unimedia Shareholders and/or Unimedia, or (ii) Unimedia or any of the Unimedia Shareholders from asserting any other right, or seeking any other remedies against CMG or the shareholders of CMG, as to matters unrelated to CMG and Unimedia.

         9.6 DEMINIMUS EXCEPTION TO INDEMNITIES BY CMG AND THE UNIMEDIA PRINCIPAL SHAREHOLDERS. Neither CMG nor the Unimedia Principal Shareholders shall be obligated under their respective indemnification provisions (contained in Sections 9.1 and 9.3 of the Agreement) until the aggregate of the Unimedia Indemnifiable Damages or the CMG Indemnifiable Damages, as the case may be, exceeds $200,000.

         9.7 NO LIABILITY TO UNIMEDIA SHAREHOLDERS FOR DAMAGES FOR BREACH OF THIS AGREEMENT WHICH OCCURS PRIOR TO THE CLOSING. Notwithstanding anything to the contrary herein contained, should the transaction contemplated by this Agreement not close due to a breach of this

Agreement by Unimedia or the Unimedia Shareholders, then only Unimedia (and not the Unimedia Shareholders individually) will be liable to CMG for any damages relating to such breach of this Agreement, including claims for breaches of the representations and warranties of Unimedia and the Unimedia Shareholders made herein. This provision shall not apply to breaches of the Agreement (including claims for breaches of representations or warranties) which are discovered after the Closing.


                                    ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Effective Time of the CMG Shares:

         10.1 DISPOSITION OF SHARES. Each of the Unimedia Shareholders represent and warrant that the shares of CMG Common Stock and/or the CMG Warrants being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by CMG with the SEC of any registration statement, offering circular or other document, in which case, the selling shareholders shall first supply to CMG an opinion of counsel (which counsel and opinions shall be satisfactory to CMG) that such exception is available, or (b) an effective registration statement filed by CMG with the SEC under the Securities Act.

         10.2 LEGEND. The certificate representing the CMG Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

CMG may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws. Additionally, a legend shall be placed on the certificate(s) representing the shares of CMG Common Stock being issued to the Unimedia Shareholders with respect to the lockup agreement of such shareholders contained in Section 3.28 of the Agreement.

                                   ARTICLE XI

                                   DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "CMG Shares" means the shares of CMG Common Stock which the Unimedia Shareholders receive in connection with the Share Exchange.

         "CMG Subsidiaries" shall mean each wholly-owned or majority-owned subsidiary of CMG listed on SCHEDULE 2.10 or in the CMG Reports.

         "Computer Programs": shall mean (a) any and all computer software programs, (b) databases and compilations, including without limitation, any and all data and collections of data, whether machine readable or otherwise, (c) all of the foregoing (i) including, without limitation, all versions thereof, all screen displays and designs thereof, and all component modules of source code, object code and/or natural language code therefor, and (ii) whether recorded on paper, magnetic media, CD-ROM, or other electronic or non-electronic device, (d) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (e) all documentation, including without limitation, user manuals and training manuals, relating to any of the foregoing.

         "Contract" means any indenture, lease, sublease, license, loan agreement, distribution agreement, marketing agreement, joint venture agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Intellectual Property": shall mean all industrial and intellectual property rights used in the business of Unimedia, as currently conducted, including without

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

limitation, all patents and patent applications; trademarks, trademark registrations and applications; trade names, service marks and service mark registrations and applications; copyright and copyright registrations and applications; computer programs, computer hardware, technology, know-how, trade secrets, proprietary processes and formulae and those applications, products and services listed in SCHEDULE 11.1.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, value added, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any governmental agency, and any interest or penalties related thereto.

         11.2 OTHER DEFINITIONAL PROVISIONS.

              (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

              (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

              (c) Unless otherwise expressly provided, all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP (U.S.) applied on a basis consistent with prior periods, where applicable.

              (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

         11.3 KNOWLEDGE. Whenever any representation or warranty of an individual is expressly qualified by reference to knowledge, the "knowledge" so referred to shall be deemed to be such individual's actual knowledge after reasonable inquiry under the circumstances. Whenever any representation and warranty of a company is expressly qualified by reference to knowledge, the "knowledge" so referred to shall be deemed to be the actual knowledge, after reasonable inquiry under the circumstances, of its officers, directors and managers or similar persons, including those officers, directors and managers having authority over or responsibility for the subject matter of such representation or warranty, at the time such representation or warranty is made.

                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

              (a) by mutual written consent of all of the parties hereto at any time prior to the Closing;

              (b) by any party at any time prior to the Effective Date if there shall be a pending or threatened action or proceeding before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby, and which, in the reasonable judgment of such party, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

              (c) by CMG or Unimedia, as the case may be, in the event of a material breach by Unimedia or the Unimedia Shareholders, or CMG, as the case may be, of any provision of this Agreement;

              (d) by Unimedia or CMG, by notice to the others consistent with the notice provisions contained herein, if the Closing shall not have occurred by March 31, 1997 (or a later date if the Closing has commenced on or before March 31, 1997, so long as the Closing is completed by the close of business on April 4, 1997), or by CMG if the holders of 90% or more of Unimedia's then outstanding securities have not entered into this Agreement by March 21, 1997;

              (e) by Unimedia or CMG, within five days after delivery of any Schedule not attached to this Agreement at its execution, to the extent that the schedule provides information which is material and adverse to the information previously provided to such party by the other party. If the information provided in said schedule is material and adverse to the information previously provided, the sole remedy shall be to terminate the Agreement and not to close the Share Exchange. The parties agree to provide the schedules required by this Agreement as soon as practicable, but no later than March 21, 1997.

         12.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void, there shall be no liability on the part of the parties hereto or thereto to each other and all rights and obligations of the parties hereto or thereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

              (a) IF TO CMG TO:

                  Capital Media Group Limited
                  25 James Street
                  London, United Kingdom W1M 5HY
                  Attn: Stephen Kornfeld and Charles Koppel
                  Telecopy: 011 44 171 244 4455

                  WITH A COPY TO:

                  Akerman, Senterfitt & Eidson, P.A.
                  SunTrust International Center, 28th Floor
                  One Southeast Third Avenue
                  Miami, Florida  33131-1704
                  Attention: Philip B. Schwartz, Esq.
                  Telecopy: (305) 374-5095

              (b) IF TO UNIMEDIA OR TO THE UNIMEDIA SHAREHOLDERS TO:

                  Unimedia S.A.
                  2 rue du Nouveau Bercy
                  94220 Charenton, France
                  Attention: Giles Assouline
                  Telecopy: +33-1-43-53-69-99

              13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

              13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

              13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other parties.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION; VENUE. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State (without reference to conflict of laws). The parties agree that the only proper venue for any action arising or connection with this Agreement shall be the state courts of New York or the United States District Court for the Southern District of New York.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and obtain the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                          CAPITAL MEDIA GROUP LIMITED


                          By: /s/ CHARLES KOPPEL
                              ----------------------------
                               Charles Koppel, Co-Chairman

                          By: /s/ STEPHEN KORNFELD
                              ----------------------------
                               Stephen Kornfeld, Co-Chairman

                          UNIMEDIA S.A.


                          By: /s/ GILLES ASSOULINE
                              ----------------------------
                               Name: GILLES ASSOULINE
                               Title:   CHAIRMAN AND CEO


         The undersigned hereby join in this Agreement for the limited purpose of agreeing that they will comply with those sections of this Agreement which are applicable to such parties.


                          UNIMEDIA PRINCIPAL SHAREHOLDERS


                          /s/ GILLES ASSOULINE
                          ----------------------------
                          Gilles Assouline, individually


                          /s/ MICHEL ASSOULINE
                          ----------------------------
                          Michel Assouline, individually

                          Diamond Productions SARL


                          BY:_________________________
                          Name (print):_______________
                          Title:______________________

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


                           UNIMEDIA OTHER SHAREHOLDERS

                           BIMAP


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           Multimedia Investissements


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           Media Venture


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           ____________________________________________
                           Anne-Marie Assouline, individually


                           ____________________________________________
                           Jean Jacques Assouline, individually

                           HIP Fenelon


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________

                           Souviron Industrie Conseil Sarl


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________

                           Horizons Sarl


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________

                           Oradea, Inc.


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________



                           Roland Pardo, individually

                           Reseau Asta International


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           Tarbella Enterprises Ltd.


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           ____________________________________________
                           Francois de Montseignat, individually

                           ____________________________________________
                           Name of corporation (print)


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           ____________________________________________
                           ______________________________, individually


                           Name of corporation (print)


                           BY:_________________________________________
                           Name (print):_______________________________
                           Title:______________________________________


                           ____________________________________________
                           ______________________________, individually

                                   EXHIBIT "A"
                         UNIMEDIA PRINCIPAL SHAREHOLDERS


Diamond Productions Sarl
Giles Assouline
Michel Assouline

                                   EXHIBIT "B"
                           OTHER UNIMEDIA SHAREHOLDERS



Anne-Marie Assouline
BIMAP
Multimedia Investissements
Media Venture
Jean Jacques Assouline
HIP Fenelon
Souviron Industrie Conseil Sarl
Horizons Sarl
Oradea, Inc.
Atlas Investments Ltd.
Roland Pardo
Reseau Asta International
Tarbella Enterprises Ltd.
Francois de Montseignat

Holders of Unimedia convertible securities

Holders of Unimedia securities who acquire their securities subsequent to the date of this Agreement (to the extent that they are not affiliates of Gilles Assouline and Michel AssoulineAffiliates of Gilles Assouline and Michel Assouline shall execute this Agreement as Unimedia Principal Shareholders)